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                                                                   EXHIBIT 10.29

                      THIRD AMENDMENT TO THE NISOURCE INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                (AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2002)

         WHEREAS, NiSource Inc. (the "Company") maintains the NiSource Inc. Supplemental Executive Retirement Plan, as amended and restated effective June 1, 2002 and further amended effective March 1, 2003 and August 25, 2003 (the "Plan"); and

         WHEREAS, pursuant to Section 5.5 of the Plan, the Company deems it desirable to amend the Plan as described below.

         NOW, THEREFORE, Section 4.6 of the Plan is hereby amended, effective August 25, 2003, to read as follows:

         "4.6 Form of Payment. Notwithstanding Sections 4.1, 4.2 and 4.3, a Participant shall receive distribution of his Supplemental Retirement Pension in the same form as his distribution under the NiSource Pension Plan, computed in the same manner as in the NiSource Pension Plan, or under any other Qualified Pension Plan, computed in the same manner as in such Qualified Pension Plan. Any election under the NiSource Pension Plan or any other Qualified Pension Plan shall apply to his Supplemental Retirement Pension pursuant to the preceding sentence only if it is made by written instrument delivered to the Committee at least 30 days prior to the date of such distribution. If such election is not so made at least 30 days prior to the date of distribution of his Supplemental Retirement Pension, the Participant's Supplemental Retirement Pension shall be paid as a 50% joint and survivor Pension if such Participant is married, or as a single-life Pension if such Participant is unmarried. If a Participant who makes an election pursuant to this Section 4.6 at least 30 days prior to the date of distribution dies prior to distribution pursuant to such election, such election shall be revoked and the other provisions of this Article IV shall apply."

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         IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on its behalf, by its officer duly authorized, this 1st day of December 2003.

                                           NISOURCE INC.

                                           By: /s/ S. LaNette Zimmerman

                                           Its: Executive Vice President, Human
                                           Resources and Communications

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